                                                                    EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Prospectus constituting part of Amendment No. 2 of this Registration Statement on Form S-4 (No. 333-03107) of AirTouch Communications, Inc. of our reports dated February 1, 1996, on our audits of the consolidated financial statements and financial statement schedule of CMT Partners as of December 31, 1995 and 1994, and for the years ended December 31, 1995 and 1994 and for the four-month period ended December 31, 1993, which reports are included in AirTouch Communications, Inc.'s Annual Report on Form 10-K, as amended.

COOPERS & LYBRAND L.L.P.

San Francisco, California

July 11, 1996